  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 11, 1997
                                                     REGISTRATION NO. 333-20401
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 -----------

                      POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                 -----------
                          ASI SOLUTIONS INCORPORATED
              (Exact name of registrant as specified in charter)

        DELAWARE                   8980                    13-3903237
     (State or other         (Primary Standard          (I.R.S. Employer
     jurisdiction of            Industrial             Identification No.)
    incorporation or        Classification Code
      organization)               Number)

                          ASI SOLUTIONS INCORPORATED
                               780 THIRD AVENUE
                           NEW YORK, NEW YORK 10017
                                (212) 319-8400
  (Address including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                 -----------
                 BERNARD F. REYNOLDS, CHIEF EXECUTIVE OFFICER
                          ASI SOLUTIONS INCORPORATED
                               780 THIRD AVENUE
                           NEW YORK, NEW YORK 10017
                                (212) 319-8400
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                 -----------
                                  Copies To:
      CARL SELDIN KOERNER, ESQ.                DAVID F. DIETZ, P.C.
  KOERNER SILBERBERG & WEINER, LLP          GOODWIN, PROCTER & HOAR LLP
         112 MADISON AVENUE                       EXCHANGE PLACE
      NEW YORK, NEW YORK 10016           BOSTON, MASSACHUSETTS 02109-2881
           (212) 689-4400                         (617) 570-1000

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement is declared effective.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                                 -----------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
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


[LANGUAGE TO BE SET FORTH ON A STICKER ATTACHED TO THE PRELIMINARY PROSPECTUS]

                   SUPPLEMENT, DATED APRIL 11, 1997, TO

                PRELIMINARY PROSPECTUS DATED MARCH 7, 1997

  On April 9, 1997, the Registration Statement relating to the initial public offering of the common stock of ASI Solutions Incorporated (the "Company") was declared effective by the Securities and Exchange Commission. On April 10, 1997, the Company requested that Janney Montgomery Scott Inc. ("Janney") resign as a co-manager of the offering, and on the same date Janney did so resign. This Supplement updates the Preliminary Prospectus to which it is attached. The information contained in this Supplement is hereby incorporated into the Preliminary Prospectus and supersedes any inconsistent information contained in the Preliminary Prospectus.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  Set forth below is an estimate of the fees and expenses payable by the Company in connection with the issuance and distribution of the Common Stock:

   Securities and Exchange Commission Registration Fee............. $  6,134.00
   Nasdaq National Market Listing Filing Fee.......................   34,563.00
   NASD Filing Fee.................................................    2,524.00
   Printing and Engraving..........................................  150,000.00
   Accountant's Fees and Expenses..................................  200,000.00
   Legal Fees and Expenses.........................................  250,000.00
   Transfer Agent and Registrar Fees...............................   10,000.00
   Blue Sky Fees and Expenses (including attorney's fees)..........    5,000.00
   Miscellaneous...................................................   41,779.00
                                                                    -----------
     Total......................................................... $700,000.00

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The Company is a Delaware corporation, subject to the applicable indemnification provisions of the General Corporation Law of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify, subject to the standards therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or was serving as such with respect to another corporation or other entity at the request of such corporation.

  The Company's Certificate provides that each person who was or is made a party to (or is threatened to be made a party to) or is otherwise involved in any civil or criminal action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Company shall be indemnified and held harmless by the Company to the fullest extent authorized by Section 145 of the General Corporation Law of the State of Delaware against all expense, liability and loss (including without limitation attorneys' fees) incurred by such person in connection therewith.

  Nothing contained in the Company's Certificate shall eliminate or limit the liability of directors (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;
(iii) under Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit.

  The Company maintains directors and officers liability insurance covering all directors and officers of the Company against claims arising out of the performance of their duties.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

  The following information reflects sales by the Company of unregistered securities within the past three years. There were no underwriters involved in the transactions and there were no underwriting discounts or commissions paid in connection therewith. The issuances of the securities exchanged or sold in the transactions referenced below were not registered under the 1933 Act in reliance on the exemption in Section 4(2) of the 1933 Act, as amended, and the regulations promulgated thereunder. The purchasers of securities in each transaction described below represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. All purchasers of securities in each such transaction had access to adequate information concerning the Company.

  1. The Company entered into an agreement and plan of reorganization as of March 31, 1996 (the "Reorganization") with all of the shareholders of Proudfoot Reports Incorporated ("Proudfoot") and shareholders owning 95% of the Common Stock of Assessment Systems Incorporated ("Assessment Solutions"). The Reorganization resulted in the issuance of 1,040,346 shares of the Company's Common Stock in exchange for all of the shares of Proudfoot common stock and the issuance of 3,870,086 shares of the Company's Common Stock in exchange for 95% of the Assessment Solutions common stock. As a result of the Reorganization, Assessment Solutions received 285,274 shares of the Company's Common Stock which Assessment Solutions then contributed to the capital of the Company. Subsequent to the Reorganization, the following individuals held the amount of shares of the Company's Common Stock set forth below:

   Bernard F. Reynolds......................................... 2,783,742 shares
   Eli Salig................................................... 1,269,224 shares
   Seymour Adler, Ph.D.........................................   239,280 shares
   Tod Parrott.................................................   208,070 shares
   F. S. Smith.................................................   124,842 shares

  2. On March 31, 1996 in connection with the Reorganization, Bernard F. Reynolds, Eli Salig and Seymour Adler, officers of the Company, issued five-year notes bearing 7% interest to the Company in the amount of $363,732. The notes provide for annual principal payments of $72,746 and are currently outstanding.

ITEM 16. EXHIBITS.

 EXHIBIT
 NUMBER  DESCRIPTION
 ------- -----------
  *1.1   Form of Underwriting Agreement
  *3.1   Form of First Restated Certificate of Incorporation of the Company
  *3.2   Form of By-laws of the Company
  *4.1   Specimen of Common Stock Certificate
  *5.1   Opinion of Koerner Silberberg & Weiner, LLP as to the legality of the
         Common Stock being registered
 *10.1   Form of Warrant Agreement by and between the Company, H.C. Wainwright
         & Co., Inc. and Janney Montgomery Scott Inc.
 *10.2   Registration Rights Agreement between the Company, Bernard F.
         Reynolds, Eli Salig and Seymour Adler, Ph.D.
 *10.3   Form of Stock Option and Grant Plan of the Company
 *10.4   Form of Director's Stock Option Plan of the Company
 *10.5   Revised Form of Employee Stock Purchase Plan of the Company
 *10.6   Employment Agreement between the Company and Bernard F. Reynolds
 *10.7   Employment Agreement between the Company and Eli Salig
 *10.8   Employment Agreement between the Company and Seymour Adler, Ph.D.
 *10.9   Sublease dated July 2, 1996 between ASI and Nikon Inc. regarding the space at 1300 Walt Whitman Road, Melville, New York
 *10.10  Lease dated January 27, 1984 between ASI and 780 Third Avenue
         Associates regarding the space at 780 Third Avenue, New York, New
         York, and the Third Amendment to the lease dated August 7, 1996
 *10.11  Sublease dated October 6, 1994 between Proudfoot and Nikon, Inc.
         regarding the space at 1300 Walt Whitman Road, Melville, New York, and the Amendment to the sublease, dated July 2, 1996

 EXHIBIT
 NUMBER  DESCRIPTION
 ------- -----------
 *10.12  Lease dated January 25, 1996 between ASI and Pruneyard Associates regarding the space at 1999 South Bascom Avenue, Campbell, California
 *10.13  Revised Commitment letter dated March 3, 1997 between the Company and
         Fleet Bank, N.A.
 +10.14  Agreement by and between Assessment Systems, Inc. and Telesector
         Resources Group, Inc. ("NYNEX")
 *16.1   Letter regarding change in certifying accountant
 *21.1   List of Subsidiaries of the Company
 *23.1   Consent of Koerner Silberberg & Weiner, LLP (Included in Exhibit 5.1)
  23.2   Consent of Coopers & Lybrand L.L.P.
  23.3   Consent of William W. Oliver, C.P.A.
 *24.1   Power of Attorney (Included in page II-5)
 *27.1   Revised Financial Data Schedule

--------
*Previously filed
+Confidential treatment has been requested as to a portion of this document.

ITEM 17. UNDERTAKINGS.

  The Company hereby undertakes to provide the Underwriter at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

  Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to under Indemnification of Directors and Officers or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes that:

  (1) For purposes of determining any liability under the 1933 Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A of the 1933 Act and contained in a form of Prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the 1933 Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

  (2) For the purpose of determining any liability under the 1933 Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized in the City of New York, State of New York on April 11, 1997.

                                         ASI SOLUTIONS INCORPORATED

                                                      /s/ Eli Salig
                                         By: ..................................
                                                        Eli Salig
                                              President and Chief Operating
                                                         Officer

  Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         SIGNATURE                       TITLE                        DATE

             *                  Chairman of the Board and
 ............................     Chief Executive Officer         April 11,
    BERNARD F. REYNOLDS                                          1997

                                President and Chief
 ............................    Operating Officer                April 11,
         ELI SALIG                                               1997

             *                  Executive Vice President
 ............................                                     April 11,
    SEYMOUR ADLER, PH.D.                                         1997

             *                  Vice President and Chief
 ............................     Financial Officer               April 11,
    WILLIAM B. FUCARINO          (Principal Financial            1997
                                 Officer and Principal
                                 Accounting Officer)

             *                  Director
 ............................                                     April 11,
         DAVID TORY                                              1997

             *                  Director
 ............................                                     April 11,
     MICHAEL J. BOYLAN                                           1997

             *                  Director
 ............................                                     April 11,
       ILAN KAUFTHAL                                             1997

             *                  Secretary and Director
 ............................                                     April 11,
 CARL SELDIN KOERNER, ESQ.                                       1997

        /s/ Eli Salig
* By: .....................
   ELI SALIG, ATTORNEY-IN-
             FACT

                                 EXHIBIT INDEX

 EXHIBIT                                                                   PAGE
 NUMBER                            DESCRIPTION                             NO.
 -------                           -----------                             ----
  *1.1   Form of Underwriting Agreement
  *3.1   Form of First Restated Certificate of Incorporation of the
         Company
  *3.2   Form of By-laws of the Company
  *4.1   Specimen of Common Stock Certificate
  *5.1   Opinion of Koerner Silberberg & Weiner, LLP as to the legality of the Common Stock being registered
 *10.1   Form of Warrant Agreement by and between the Company, H.C.
         Wainwright & Co., Inc. and Janney Montgomery Scott Inc.
 *10.2   Registration Rights Agreement between the Company, Bernard F.
         Reynolds, Eli Salig and Seymour Adler, Ph.D.
 *10.3   Form of Stock Option and Grant Plan of the Company
 *10.4   Form of Director's Stock Option Plan of the Company
 *10.5   Revised Form of Employee Stock Purchase Plan of the Company
 *10.6   Employment Agreement between the Company and Bernard F.
         Reynolds
 *10.7   Employment Agreement between the Company and Eli Salig
 *10.8   Employment Agreement between the Company and Seymour Adler,
         Ph.D.
 *10.9   Sublease dated July 2, 1996 between ASI and Nikon Inc.
         regarding the space at 1300 Walt Whitman Road, Melville, New
         York
 *10.10  Lease dated January 27, 1984 between ASI and 780 Third Avenue
         Associates regarding the space at 780 Third Avenue, New York,
         New York, and the Third Amendment to the lease dated August 7,
         1996
 *10.11  Sublease dated October 6, 1994 between Proudfoot and Nikon,
         Inc. regarding the space at 1300 Walt Whitman Road, Melville,
         New York, and the Amendment to the sublease, dated July 2, 1996
 *10.12  Lease dated January 25, 1996 between ASI and Pruneyard
         Associates regarding the space at 1999 South Bascom Avenue,
         Campbell, California
 *10.13  Commitment letter dated March 3, 1997 between the Company and
         Fleet Bank, N.A.
 +10.14  Agreement by and between Assessment Systems, Inc. and
         Telesector Resources Group, Inc. ("NYNEX")
 *16.1   Letter regarding change in certifying accountant
 *21.1   List of Subsidiaries of the Company
 *23.1   Consent of Koerner Silberberg & Weiner, LLP (Included in
         Exhibit 5.1)
  23.2   Consent of Coopers & Lybrand L.L.P.
  23.3   Consent of William W. Oliver, C.P.A.
 *24.1   Power of Attorney (Included in page II-5)
 *27.1   Revised Financial Data Schedule

--------
*Previously filed
+Confidential treatment has been requested as to a portion of this document.